Exhibit 99.1
SOURCEFIRE® ANNOUNCES 2007 SECOND QUARTER RESULTS
Revenues in the First Half of 2007 Grow 20% from Year Ago Level;
Gross Margin Improves to 79%
Columbia, MD — August 2, 2007 — Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq: FIRE), a leader in network intrusion prevention, today announced financial results for its second fiscal quarter ended June 30, 2007. Revenues for the second quarter of 2007 were $11.3 million, compared to $9.5 million in the second quarter of 2006, an increase of 18%. Revenues for the six months ended June 30, 2007 were $21.7 million, compared to $18.1 million for the same period last year, an increase of 20%.
Gross profit for the second quarter of 2007 increased 25% to $8.9 million, or 79% of revenues, compared to $7.1 million, or 75% of revenues, in the second quarter of 2006. Gross profit for the six months ended June 30, 2007 increased 25% to $17.1 million, or 79% of revenues, compared to $13.7 million, or 76% of revenues, for the same period last year.
The Company’s net loss for the second quarter of 2007 was $1.1 million, compared with a net loss of $1.2 million in the second quarter of 2006. Net loss for the six months ended June 30, 2007 was $3.6 million, compared with a net loss of $3.1 million for the same period last year. Net loss attributable to common stockholders, which includes the accretion of our preferred stock up until the time of our initial public offering, in the second quarter of 2007, was approximately $1.1 million, or a loss of $0.05 per share, compared with net loss attributable to common stockholders of $2.0 million, or a loss of $0.61 per share, in the second quarter of 2006. Net loss attributable to common stockholders for the six months ended June 30, 2007 was $4.5 million, or a loss of $0.27 per share, with net loss attributable to common stockholders of $4.7 million, or a loss of $1.40 per share, for the same period last year.
Included in net loss for the second quarter of 2007 were non-cash, stock-based compensation charges of approximately $667,000, compared to $108,000 of such charges in the same period last year. Net loss attributable to common stockholders for the second quarter of 2007 did not include accretion of preferred stock; however, the same period in 2006 included $841,000 of such charges. Adjusted net loss, which excludes non-cash stock-based compensation expense and accretion of preferred stock, was $0.4 million, or a loss of $0.02 per share, in the second quarter of 2007, compared to an adjusted net loss of $1.1 million, or a loss of $0.32 per share, in the second quarter of 2006. Included in net loss for the six months ended June 30, 2007 were non-cash, stock-based compensation charges of approximately $1.2 million, compared to $139,000 of such charges in the same period last year. Also included in net loss attributable to common stockholders for the six months ended June 30, 2007 was accretion of preferred stock of $870,000, compared to approximately $1.6 million of such charges in the same period last year. Adjusted net loss, which excludes non-cash stock-based compensation expense and accretion of preferred stock, was $2.4 million, or a loss of $0.15 per share, in the six months ended June 30, 2007, compared to an adjusted net loss of $3.0 million, or a loss of $0.89 per share, for the same period last year.

Commenting on the second quarter results, Wayne Jackson, Sourcefire’s Chairman and CEO stated, “We are pleased to see continued improvement in our business including strengthening of our already solid gross margin. We also accomplished a number of important strategic and product goals this quarter including the launch of our Enterprise Threat Management Strategy and the introduction of the Sourcefire RUA™ (Real-time User Awareness) technology. Additionally, our sales team continued to build momentum with more than 20 six figure transactions and more than 80 repeat customer purchases.”
Recent Company Highlights
•	Launched Enterprise Threat Management (ETM) Strategy — Sourcefire is the first network security vendor to integrate four key solutions — Intrusion Prevention (IPS), Network Behavior Analysis (NBA), Network Access Control (NAC) and Vulnerability Assessment (VA) — affording customers with both efficient and effective means for defending complex networks against today’s most costly threats.

•	Delivers Breakthrough Real-Time User Awareness Technology — RUA will enable customers for the first time to correlate threat, endpoint, and network intelligence with user identity information, equipping them to identify the source of policy breaches, attacks, or network vulnerabilities immediately. By linking network behavior, traffic, and events directly to individual users, Sourcefire RUA will also will significantly improve customers’ audit controls and enhance regulatory compliance.

•	Introducing Next-Generation 10 Gigabit Enterprise Threat Management Solution — announced the upcoming release of the Sourcefire 3D9800 Sensor, which is designed to meet the performance demands of 10 gigabit per second (Gbps) Ethernet networks and will provide support for the latest IPv6 deployments.
Full Year 2007 Outlook
Sourcefire is reiterating financial guidance for the full year of 2007. Based on information as of August 1, 2007, Sourcefire expects total revenue in the range of $55 million to $58 million and net income (loss) per share attributable to common stockholders on a GAAP basis to be in a range of ($0.06) to $0.03, for the fiscal year ending December 31, 2007. These estimates exclude any extraordinary items.
Third Quarter 2007 Outlook
Sourcefire is issuing financial guidance for the third quarter of 2007. Based on information as of August 1, 2007, Sourcefire expects total revenue in the range of $13.3 million to $14.5 million and net income (loss) per share attributable to common stockholders on a GAAP basis in the range of ($0.02) to $0.03, for the third quarter of 2007. These estimates exclude any extraordinary items.

Conference Call and Webcast
On Friday, August 3, 2007 at 9:00 a.m. Eastern Time Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:
Calling from the United States or Canada: 866-383-8008
Calling from other countries: 617-597-5341
Pass code: 25656917
An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.
Non-GAAP Measures
To supplement Sourcefire’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Sourcefire uses non-GAAP measures of certain components of financial performance, including adjusted net income (loss), which are adjusted from our GAAP results. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
Adjusted net income (loss) excludes accretion of preferred stock and non-cash stock-based compensation expense from the Company’s consolidated statement of operations.
About Sourcefire
Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach — Discover, Determine, Defend — to securing real networks. The Sourcefire 3D System is the first to unify Intrusion Prevention (IPS), Network Behavior Analysis (NBA), Network Access Control (NAC) and Vulnerability Assessment (VA) technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense — protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike — with more than 30 awards and accolades. Recently, Sourcefire was positioned in the Leaders Quadrant of Gartner’s “Magic Quadrant for Network Intrusion Prevention System Appliances 2H06” report, and the Sourcefire 3D System was named “Best Security Solution” at the 2006 SC Magazine Awards. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™ and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the full year of 2007 and the third quarter of 2007 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.
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Sourcefire, Inc.
Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share information)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Revenue:
Products	$6,050	$6,040	$11,700	$11,463
Technical support and professional services	5,210	3,495	10,015	6,604

Total revenue	11,260	9,535	21,715	18,067

Cost of revenue:
Products	1,588	1,721	3,144	3,118
Technical support and professional services	749	681	1,477	1,291

Total cost of revenue	2,337	2,402	4,621	4,409

Gross profit	8,923	7,133	17,094	13,658

Operating expenses:
Research and development	2,680	2,170	5,181	4,252
Sales and marketing	5,870	4,773	11,817	9,583
General and administrative	2,420	1,225	4,748	2,484
Depreciation and amortization	388	317	750	606

Total operating expenses	11,358	8,485	22,496	16,925

Loss from operations	(2,435)	(1,352)	(5,402)	(3,267)
Other income (expense):
Interest and investment income	1,396	134	1,934	153
Interest expense	—	(19)	(35)	(41)
Other expense	—	41	(12)	34

Total other income (expense)	1,396	156	1,887	146

Loss before income taxes	(1,039)	(1,196)	(3,515)	(3,121)
Income tax expense	(58)	—	(70)	—

Net loss	(1,097)	(1,196)	(3,585)	(3,121)
Accretion of preferred stock	—	(841)	(870)	(1,556)

Net loss attributable to common stockholders	$(1,097)	$(2,037)	$(4,455)	$(4,677)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.05)	$(0.61)	$(0.27)	$(1.40)

Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	24,008,512	3,348,869	16,358,746	3,343,617

Note:	Compensation cost under SFAS 123(R) for the three and six months ended June 30, 2007 and 2006 is included in the consolidated Statements of Operations as follows (in thousands):

(unaudited)	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Cost of sales (product)	$2	$—	$4	$—
Cost of sales (services)	7	—	12	—

Stock-based compensation expense included in cost of sales	9	—	16	—

Research and development	88	18	169	23
Sales and marketing	246	52	455	65
General and administrative	324	38	550	51

Stock-based compensation included in operating expenses	658	108	1,174	139

Total stock-based compensation	$667	$108	$1,190	$139

Sourcefire, Inc.
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	June 30	December 31
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,326	$13,029
Held to maturity investments	57,053	12,385
Accounts receivable, net allowance for doubtful accounts of $150 in 2007 and $166 in 2006	10,750	16,507
Inventory	3,434	2,099
Prepaid expenses and other current assets	2,514	919

Total current assets	124,077	44,939
Property and equipment, net	3,536	2,546
Held-to-maturity investments, less current portion	2,285	908
Other assets	347	1,559

Total assets	$130,245	$49,952

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,609	3,081
Accrued compensation and related expenses	1,595	1,783
Other accrued expenses	1,591	1,312
Current portion of deferred revenue	12,841	11,735
Current portion of long-term debt	—	675
Other current liabilities	685	501

Total current liabilities	18,321	19,087
Deferred revenue, less current portion	2,529	2,380
Long-term debt, less current portion	—	637
Other long-term liabilities	81	—

Total liabilities	20,931	22,104
Series A convertible preferred stock, $0.001 par value; 2,495,410 shares authorized, 2,475,410 shares issued and outstanding at December 31, 2006; aggregate liquidation preference of $14,093 at December 31, 2006, no shares authorized, issued and outstanding at June 30, 2007	—	10,308
Warrants to purchase Series A convertible preferred stock	—	25
Series B convertible preferred stock, $0.001 par value; 7,132,205 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $19,947 at December 31, 2006; no shares authorized, issued and outstanding at June 30, 2007	—	14,265
Series C convertible preferred stock, $0.001 par value; 5,404,043 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $26,050 at December 31, 2006; no shares authorized, issued and outstanding at June 30, 2007	—	18,270
Series D convertible preferred stock, $0.001 par value; 3,264,449 shares authorized, issued and outstanding at December 31, 2006; aggregate liquidation preference of $29,847 at December 31, 2006; no shares authorized, issued and outstanding at June 30, 2007	—	23,879

Total convertible preferred stock	—	66,747
Commitments and contingent liabilities
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2007 and no shares issued and outstanding at June 30, 2007	—	—
Common stock, $0.001 par value; 240,000,000 shares authorized; 24,020,593 and 3,491,764 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	24	3
Additional paid-in capital	151,777	—
Accumulated deficit	(42,487)	(38,902)

Total stockholders’ equity (deficit)	109,314	(38,899)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$130,245	$49,952

Sourcefire, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Six Months Ended June 30
	2007	2006
Operating activities
Net loss	$(3,585)	$(3,121)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	766	621
Provision for doubtful accounts	(1)	(19)
Amortization of unearned compensation	—	10
Other non-cash stock compensation	1,191	130
Amortization of (premium) discount on held-to-maturity investments	(374)	5
Changes in operating assets and liabilities:
Accounts receivable	5,758	3,366
Inventory	(1,335)	(156)
Prepaid expenses and other assets	(1,523)	(388)
Accounts payable	(1,472)	158
Accrued expenses	17	649
Deferred revenue	1,255	321
Other liabilities	338	(80)

Net cash provided by operating activities	1,035	1,496

Investing activities
Purchase of property and equipment	(1,758)	(617)
Purchase of held-to-maturity investments	(57,568)	—
Proceeds from maturities of held-to-maturity investments	11,900	2,000

Net cash (used in) provided by investing activities	(47,426)	1,383

Financing activities
Borrowings of long-term debt	113	—
Repayments of long-term debt	(1,424)	(262)
Proceeds from issuance of Series D Redeemable Convertible Preferred Stock, net of offering costs	—	22,939
Proceeds from issuance of common stock, net of underwriters’ discount of $6,495	86,288	—
Proceeds from exercise of stock options	44	5
Payment of equity offering costs	(1,333)	—

Net cash provided by (used in) financing activities	83,688	22,682

Net increase in cash and cash equivalents	37,297	25,561
Cash and cash equivalents at beginning of period	13,029	1,106

Cash and cash equivalents at end of period	$50,326	$26,667

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(amounts in thousands, except share and per share information)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Reconciliation to adjusted net income (loss):
Net loss attributable to common stockholders	$(1,097)	$(2,037)	$(4,455)	$(4,677)
Accretion of preferred stock	—	841	870	1,556

Net loss	(1,097)	(1,196)	(3,585)	(3,121)
Stock-based compensation expense	667	108	1,190	139

Adjusted net income (loss)	$(430)	$(1,088)	$(2,395)	$(2,982)

Adjusted net loss per share — basic and diluted	$(0.02)	$(0.32)	$(0.15)	$(0.89)
Weighted average number of shares — basic and diluted	24,008,512	3,348,869	16,358,746	3,343,617

Media Contact: Tony Welz Principal Welz & Weisel Communications 703.218.3555 x226 tony@w2comm.com	Investor Contact: Tania Almond Investor Relations Officer Sourcefire, Inc. 410.423.1919 tania.almond@sourcefire.com